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                                                                    EXHIBIT 99.2




                              SERVICE EXPERTS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                ----------, ----

         The undersigned hereby appoints Alan R. Sielbeck and Anthony M. Schofield, or either of them, with power of substitution, as proxies to vote all stock of Service Experts, Inc. owned by the undersigned at a Special Meeting of Stockholders to be held at ____________________, 10:00 a.m., local time, on __________, ____, and any adjournment thereof, on the following matter as indicated below and such other business as may properly come before the meeting:

1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 26, 1999, attached as Annex A to the joint proxy statement/prospectus that has been delivered in connection with the Special Meeting, and the merger transaction in which Service Experts would become a wholly-owned subsidiary of Lennox International Inc., and the Service Experts stockholders would receive 0.67 of a share of Lennox common stock for each share of Service Experts common stock.

         [ ]     FOR              [ ]     AGAINST               [ ]    ABSTAIN

2. In their discretion, the proxies named above may vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

         This Proxy is solicited on behalf of Service Experts' Board of Directors.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Item 1 above. Any holder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item. Discretionary authority and votes against approval of the merger agreement will not be used to vote in favor of adjournment.

         Receipt of the joint proxy statement/prospectus dated __________, ____ is hereby acknowledged.

                                                     Dated:
                                                           -------------, ------


                                                     ---------------------------
                                                     Signature of Stockholder



                                                     ---------------------------
                                                     Signature if held jointly


                                                     Please sign exactly as your
                                                     name appears on your stock
                                                     certificate. If shares are
                                                     held jointly, each
                                                     stockholder should sign.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.


                PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING
                 THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.